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                                                                    EXHIBIT 23.2

                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Metro-Goldwyn-Mayer, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1999 (except with respect to the matter discussed in Note 15, as to which the date is March 12, 1999) in Metro-Goldwyn-Mayer Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Form S-8 registration statement.

                                         /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP

Los Angeles, California
July 23, 1999